Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Second Quarter Financial Results

•	As a result of taking immediate expense and cash savings measures to react to the impact of COVID-19 on patient volume, RadNet finished the quarter with a cash balance exceeding $84 million and was undrawn on its $137.5 million revolving line of credit
•	RadNet has re-opened 77 of the 102 facilities temporarily closed because of COVID-19
•	Procedural volumes have returned to approximately 90% of pre-COVID-19 per day volumes, from a low point in mid-April of 28% of pre-COVID-19 per day volumes
•	For the quarter, and as a result of COVID-19, Revenue decreased 34.1% to $190.6 million in the second quarter of 2020 from $289.1 million in the second quarter of 2019
•	Adjusted EBITDA(1) decreased 47.6% to $22.6 million in the second quarter of 2020 from $43.1 million in the second quarter of 2019
•	Adjusted diluted loss per share was $(0.16) in the second quarter of 2020, as adjusted on a tax-effected basis for the non-cash change in the fair value of an interest rate hedge, as compared with diluted earnings per share of $0.10 from the prior year’s second quarter
•	Aggregate procedural volumes decreased 43.7% and same-center procedural volumes decreased 43.4% from the second quarter of 2019
•	Subsequent to quarter end, RadNet and Hologic, Inc. announced a comprehensive collaboration to improve breast cancer care, including the co-development of Artificial Intelligence tools, data-sharing and an upgrade of RadNet’s fleet of Hologic mammography units to cutting-edge technology

LOS ANGELES, California, August 10, 2020 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 332 owned and/or operated outpatient imaging centers, today reported financial results for its second quarter of 2020.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “I am extremely pleased with the recovery we are experiencing relative to the low point of our procedural volumes during this COVID-19 period. Our procedural volumes reached a low point during the second week of April, at roughly 28% of the pre-COVID-19 per day averages of January and February. Currently, we are close to 90% of our pre-COVID per day volumes and are optimistic about further recovery as the year progresses.”

Dr. Berger continued, “Our operations teams and executive management moved with great urgency in March to aggressively take the actions necessary to lower our costs and conserve cash under very extreme health and social conditions and substantially reduced patient volume. The actions we took, which included temporarily closing facilities, consolidating patient volume into the centers of excellence which remained open, negotiating and restructuring agreements with vendors and landlords and reducing employee costs through furloughs and temporary salary cuts, among other actions, proved to secure our business in this difficult period. I want to thank the employees of RadNet, who are meeting the challenges during these difficult times and who are making great personal sacrifices for the benefit of our Company, our referring physicians, and most importantly, our patients.”

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“We will continue to evaluate the re-opening of locations and bring back furloughed employees as our business further recovers. Currently, 25 of our 332 facilities remain closed. During the COVID-19 period, we were assisted by approximately $25.5 million in grants we received under the CARES Act Provider Relief Fund and approximately $44.4 million we received in the form of advances from the Centers for Medicare and Medicaid Services and one west coast insurance company. Despite having to repay these advances during the second half of this year, we expect that our business will add to the $84.6 million cash balance we had at quarter end,” added Dr. Berger.

Dr. Berger concluded, “Notwithstanding this difficult operating environment, we remain committed to executing our strategic objectives. Last week, we announced a collaboration agreement with Hologic, Inc. focused on improving breast health and advancing both companies’ objectives around Artificial Intelligence (A.I.). The multifaceted agreement incorporates data sharing, co-development of R&D, collaboration on A.I. algorithms, joint market opportunities and the upgrade of RadNet’s fleet of Hologic mammography units to state-of-the art imaging technology. This collaboration with Hologic furthers RadNet’s commitment to developing A.I. solutions that will transform radiology and improve radiologist accuracy and patient care. We remain on track with our DeepHealth division’s plan to submit for U.S. Food and Drug Administration review its first A.I. product later this year. In addition to this, we continue to pursue accretive strategic acquisitions of targets whose operations have been impacted as a result of the COVID-19 market conditions. We look forward to providing updates on these activities in the near future.”

Second Quarter Financial Results

For the second quarter of 2020, RadNet reported Revenue of $190.6 million and Adjusted EBITDA(1) of $22.6 million. Revenue decreased $98.5 million (or 34.1%) and Adjusted EBITDA(1) decreased $20.5 million (or 47.6%) from the second quarter of last year.

For the second quarter, RadNet reported Net Loss Attributable to RadNet, Inc. Common Stockholders (“Net Loss”) of $10.6 million, a decline of approximately $15.5 million from the second quarter of 2019. Adjusting for the impact of the non-cash change in the fair value of an interest rate hedge during the quarter on a tax-effected basis of $2.6 million (“Adjusted Net Loss”), Adjusted Net Loss was $8.0 million in the second quarter, a decline of $12.9 million from the second quarter of 2019.

Per share diluted Net Loss for the second quarter was $(0.21), compared to diluted Net Income of $0.10 in the second quarter of 2019 (based upon a weighted average number of diluted shares outstanding of 50.7 million in 2020 and 50.1 million in 2019). Adjusting for the impact of the non-cash change in the fair value of the interest rate hedge, per share diluted Adjusted Net Loss was $(0.16) in the second quarter compared to diluted Net Income of $0.10 in the second quarter of 2019.

Affecting Net Loss in the second quarter of 2020 were certain non-cash expenses or gains and non-recurring items including: $3.8 million non-cash expense from the change in the fair value of an interest rate hedge; $1.5 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $859,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $569,000 gain on the sale of certain capital equipment; and $1.1 million of non-cash amortization of deferred financing costs and loan discount on debt issuances.

For the second quarter of 2020, as compared with the prior year’s second quarter, MRI volume decreased 39.7%, CT volume decreased 31.6% and PET/CT volume decreased 17.6%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, decreased 43.7% over the prior year’s second quarter. On a same-center basis, including only those centers which were part of RadNet for both the second quarters of 2020 and 2019, MRI volume decreased 39.4%, CT volume decreased 31.7% and PET/CT volume decreased 16.9%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, decreased 43.4% over the prior year’s same quarter.

Six Month Financial Results

For the six months ended June 30, 2020, RadNet reported Revenue of $472.1 million and Adjusted EBITDA(1) of $43.0 million. Revenue decreased $88.5 million (or 15.8%) and Adjusted EBITDA(1) decreased $33.4 million (or 43.7%) from the same six month period last year.

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For the six month period in 2020, RadNet reported Net Loss of $27.0 million, a decline of approximately $28.1 million over the first six months of 2019. Adjusting for the impact of the non-cash change in the fair value of an interest rate hedge during the six month period on a tax-effected basis of $2.8 million, Adjusted Net Loss was $24.2 million in the first six months of 2020, a decline of $25.3 million over the same period of 2019.

Per share diluted Net Loss for the first six months of 2020 was $(0.53), compared to a diluted Net Income of $0.02 in the same six month period of 2019 (based upon a weighted average number of diluted shares outstanding of 50.5 million in 2020 and 50.0 million in 2019). Adjusting for the impact of the non-cash change in the fair value of the interest rate hedge, per share diluted Adjusted Net Loss was $(0.48) in the first half of 2020 compared to a diluted Net Income of $0.02 in the same period of 2019.

Affecting Net Loss for the six month period of 2020 were certain non-cash expenses and non-recurring items including: $3.8 million non-cash expense from the change in the fair value of an interest rate hedge; $8.1 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $1.1 million of severance paid in connection with headcount reductions related to cost savings initiatives; and $2.2 million of combined non-cash amortization of deferred financing costs and loan discounts related to financing fees paid as part of our existing credit facilities.

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its second quarter 2020 results on Monday, August 10th, 2020 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Monday, August 10, 2020

Time: 10:30 a.m. Eastern Time

Dial In-Number: 800-437-2398

International Dial-In Number: 786-204-3966

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=141056 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 7462345.

Regulation G: GAAP and Non-GAAP Financial Information

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements in this press release include, among others, statements we make regarding response to and the expected future impacts of COVID-19, including statements about our anticipated business results, balance sheet and liquidity and our future liquidity, burn rate and our continuing ability to service or refinance our current indebtedness.

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Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	the ongoing impact of the COVID-19 pandemic on our business, suppliers, payors, customers, referral sources, partners, patients and employees, including (i) government’s unprecedented action regarding existing and potential restrictions and/or obligations related to citizen and business activity to contain the virus; (ii) the consequences of an economic downturn resulting from the impacts of COVID-19 and the possibility of a global economic recession; (iii) the impact of the volume of canceled or rescheduled procedures, whether as a result of government action or patient choice; (iv) measures we are taking to respond to the COVID-19 pandemic, including changes to business practices; (v) the impact of government and administrative regulation, guidance and appropriations; (vi) changes in our revenues due to declining patient procedure volumes, changes in payor mix; (vii) potential increased expenses or workforce disruptions related to our employees that could lead to unavailability of key personnel; (viii) workforce disruptions related to our key partners, suppliers, vendors and others we do business with; (ix) the impact of return to work orders in certain states in which we operate; and (x) increased credit and collectability risks;
•	the availability and terms of capital to fund our business;
•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;
•	changes in general economic conditions nationally and regionally in the markets in which we operate;
•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;
•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;
•	volatility in interest and exchange rates, or credit markets;
•	the adequacy of our cash flow and earnings to fund our current and future operations;
•	changes in service mix, revenue mix and procedure volumes;
•	delays in receiving payments for services provided;
•	increased bankruptcies among our partner physicians or joint venture partners;
•	the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act;
•	the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof by federal and state regulators or related litigation result in a reduction in coverage or reimbursement rates for our services, or other material impacts to our business;
•	closures or slowdowns and changes in labor costs and labor difficulties, including stoppages affecting either our operations or our suppliers' abilities to deliver supplies needed in our facilities;
•	the occurrence of hostilities, political instability or catastrophic events;
•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases; and
•	noncompliance by us with any privacy or security laws or any cybersecurity incident or other security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information.

Any forward-looking statement contained in this current report is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

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About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 332 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey and New York. In addition, RadNet provides radiology information technology solutions, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 8,600 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving financial guidance, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	June 30, 2020	December 31, 2019
	(unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$84,583	$40,165
Accounts receivable	125,745	154,763
Due from affiliates	1,472	1,242
Prepaid expenses and other current assets	35,720	45,004
Total current assets	247,520	241,174

PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	370,188	367,795
Operating lease right-of-use assets	448,855	445,477
Total property, equipment and right-of-use assets	819,043	813,272

OTHER ASSETS
Goodwill	467,803	441973
Other intangible assets	57,601	42,994
Deferred financing costs	1,336	1,559
Investment in joint ventures	37,370	34,470
Deferred tax assets, net of current portion	46,226	34,548
Deposits and other	40,104	36,996
Total assets	$1,717,003	$1,646,986

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$206,272	$207,585
Due to affiliates	20,042	14,347
Deferred revenue	45,700	1,316
Current finance lease liability	3,264	3,283
Current operating lease liability	65,400	61,206
Current portion of notes payable	41,715	39,691
Total current liabilities	382,393	327,428

LONG-TERM LIABILITIES
Long-term finance lease liability	1,682	3,264
Long-term operating lease liability	424,018	420,922
Notes payable, net of current portion	634,840	652,704
Other non-current liabilities	40,814	9,529
Total liabilities	1,483,747	1,413,847

EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 51,554,760 and 50,314,328 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	5	5
Additional paid-in-capital	304,012	262,865
Accumulated other comprehensive loss	(26,098)	(8,026)
Accumulated deficit	(130,111)	(103,159)
Total RadNet, Inc.'s stockholders' equity	147,808	151,685
Noncontrolling interests	85,448	81,454
Total equity	233,256	233,139
Total liabilities and equity	$1,717,003	$1,646,986

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
REVENUE

Provision for bad debts
Service fee revenue	$155,698	$258,171	$404,031	$500,844
Revenue under capitation arrangements	34,868	30,926	68,099	59,803
Total revenue	190,566	289,097	472,130	560,647
Provider relief funding	25,475	–	25,475	–

OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	194,217	246,558	461,635	489,615
Depreciation and amortization	21,355	20,083	43,289	39,703
(Gain) loss on sale and disposal of equipment and other	(569)	101	202	1,073
Severance costs	859	371	1,076	1,002
Total operating expenses	215,862	267,113	506,202	531,393

INCOME (LOSS) FROM OPERATIONS	179	21,984	(8,597)	29,254

OTHER INCOME AND EXPENSES
Interest expense	10,831	12,399	22,382	24,694
Equity in earnings of joint ventures	(945)	(2,244)	(2,900)	(4,117)
Non-cash change in fair value of interest rate hedge	3,843	–	3,843	–
Other (income) expenses	(115)	1,269	(108)	1,269
Total other expenses	13,614	11,424	23,217	21,846

(LOSS) INCOME BEFORE INCOME TAXES	(13,435)	10,560	(31,814)	7,408
Benefit from (provision for) income taxes	4,475	(2,969)	8,856	(1,740)

NET (LOSS) INCOME	(8,960)	7,591	(22,958)	5,668
Net income attributable to noncontrolling interests	1,634	2,692	3,994	4,503

NET (LOSS) INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(10,594)	$4,899	$(26,952)	$1,165

BASIC NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.21)	$0.10	$(0.53)	$0.02

DILUTED NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.21)	$0.10	$(0.53)	$0.02

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	50,672,219	49,702,869	50,483,274	49,490,234
Diluted	50,672,219	50,144,540	50,483,274	49,988,036

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS

(IN THOUSANDS)

(unaudited)

	Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(22,958)	$5,668
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	43,289	39,703
Amortization of operating lease assets	34,094	32,937
Equity in earnings of joint ventures	(2,900)	(4,117)
Distributions from joint ventures	–	3,438
Amortization deferred financing costs and loan discount	2,163	2,021
Loss on sale and disposal of equipment	202	1,073
Amortization of cash flow hedge	892	–
Non-cash change in fair value of interest rate hedge	3,843	–
Stock-based compensation	8,078	5,582
Other noncash item included in cost of operations	–	(559)
Change in fair value of contingent consideration	(97)	(1,953)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	29,018	(12,042)
Other current assets	9,884	4,331
Other assets	(4,257)	2,069
Deferred taxes	(11,678)	(3,542)
Operating leases	(30,182)	(32,268)
Deferred revenue	44,384	(666)
Accounts payable, accrued expenses and other	27,690	2,860
Net cash provided by operating activities	131,465	44,535

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities and other acquisitions	(4,188)	(27,149)
Equity investments at fair value	–	(143)
Purchase of property and equipment	(64,193)	(50,342)
Proceeds from sale of equipment	779	760
Proceeds from sale of equity interests in a joint venture	–	132
Equity contributions in existing joint ventures	–	(103)
Net cash used in investing activities	(67,602)	(76,845)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(1,814)	(3,320)
Payments on Term Loan Debt	(21,648)	(19,469)
Proceeds from issuance of new debt, net of issuing costs	–	97,144
Proceeds from Payment Protection Program	4,023	–
Proceeds from sale of noncontrolling interest	–	5,275
Contribution from a noncontrolling partners	–	750
Proceeds from revolving credit facility	250,900	236,200
Payments on revolving credit facility	(250,900)	(264,200)
Proceeds from issuance of common stock upon exercise of options	–	50
Net cash (used in) provided by financing activities	(19,439)	52,430

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(6)	(5)
NET INCREASE IN CASH AND CASH EQUIVALENTS	44,418	20,115
CASH AND CASH EQUIVALENTS, beginning of period	40,165	10,389
CASH AND CASH EQUIVALENTS, end of period	$84,583	$30,504

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$22,826	$23,292

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	June 30,
	2020	2019

Net Income (Loss) Attributable to RadNet, Inc. Common Shareholders	$(10,594)	$4,899
Plus Interest Expense	10,831	12,399
Plus Provision (Benefit) for Income Taxes	(4,475)	2,969
Plus Depreciation and Amortization	21,355	20,083
Plus Other Expenses (Income)	(115)	1,269
Plus Severance Costs	859	371
Plus Loss (Gain) on Sale of Equipment	(569)	101
Plus Non-cash Change in Fair Value of Interest Rate Hedge	3,843	–
Plus Non Cash Employee Stock Compensation	1,456	1,044
Adjusted EBITDA(1)	$22,591	$43,135

	Six Months Ended
	June 30,
	2020	2019

Net Income (Loss) Attributable to RadNet, Inc. Common Shareholders	$(26,952)	$1,165
Plus Interest Expense	22,382	24,694
Plus Provision (Benefit) for Income Taxes	(8,856)	1,740
Plus Depreciation and Amortization	43,289	39,703
Plus Other Expenses (Income)	(108)	1,269
Plus Severance Costs	1,076	1,002
Plus Loss on Sale of Equipment	202	1,072
Plus Non-cash Change in Fair Value of Interest Rate Hedge	3,843	–
Plus Non Cash Employee Stock Compensation	8,078	5,583
Adjusted EBITDA(1)	$42,954	$76,228

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PAYOR CLASS BREAKDOWN

Second Quarter
2020

Commercial Insurance/Other Patient Revenue	52.4%
Medicare	18.4%
Capitation	18.3%
Workers Compensation/Personal Injury	3.9%
Medicaid	2.3%
Other/Non Patient	4.8%
Total	100.0%

RADNET PAYMENTS BY MODALITY

	Second Quarter	Full Year	Full Year	Full Year
	2020	2019	2018	2017

MRI	36.1%	35.8%	35.2%	34.9%
CT	19.6%	16.9%	16.5%	16.2%
PET/CT	7.5%	5.6%	5.7%	5.2%
X-ray	7.3%	8.1%	8.4%	8.9%
Ultrasound	12.1%	12.4%	12.2%	12.1%
Mammography	12.2%	15.2%	15.8%	16.3%
Nuclear Medicine	1.1%	1.0%	1.1%	1.1%
Other	4.2%	4.9%	5.1%	5.2%
	100.0%	100.0%	100.0%	100.0%

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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